ROBISON, HILL & CO.	Certified Public Accountants
A PROFESSIONAL CORPORATION
BRENT M. DAVIES, CPA
DAVID O. SEAL, CPA
W. DALE WESTENSKOW, CPA
BARRY D. LOVELESS, CPA
STEPHEN M. HALLEY, CPA

March 26, 2010

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated March 26, 2010 of Action Industries, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and to our audits of the Company’s December 31, 2009 and December 31, 2008 financial statements.  We have no basis to agree or disagree with the other statements of the Company contained therein.

Sincerely,

/s/ Robison, Hill & Co.

Robison, Hill & Co.

Salt Lake City, Utah

CC: U.S. Securities & Exchange Commission
     Office of the Chief Accountant
     100 F Street, NE
     Washington, DC 20549
     202-551-5300 Phone
     202-772-9252 Fax

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